Exhibit 99.1

Vaccitech Promotes Gemma Brown as Chief Financial Officer

OXFORD, United Kingdom, Sept. 20, 2022 (GLOBE NEWSWIRE) -- Vaccitech plc (NASDAQ: VACC), a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines, today announced the promotion of Gemma Brown as Chief Financial Officer (CFO). Gemma Brown succeeds Georgy Egorov.

“Gemma has been highly engaged with all financial activities at Vaccitech including working with our auditors, corporate budgeting, SEC financial filings and other activities so we anticipate a seamless transition,” said Bill Enright, Chief Executive Officer of Vaccitech. “I want to personally thank Georgy for his contributions to Vaccitech particularly his efforts that led to our successful IPO in 2021. We wish him the best in his future endeavors.”

Gemma Brown is an experienced financial executive who joined Vaccitech as its Head of Financial Reporting in 2021, before her promotion to CFO. In that role, she was responsible for the majority of the work related to quarterly/annual financial activities, compiling SEC filings, was a key contributor in other corporate finance activities and worked with her now predecessor to develop the annual corporate budget. Prior to joining Vaccitech, Gemma was at EY where she held positions of increasing responsibility, reaching the level of Senior Manager and participating in their accelerated leadership programs. While at EY, she worked with clients across the U.S. and UK capital markets and was responsible for servicing several emerging biopharmaceutical companies who achieved listings on Nasdaq, either through an initial public offering or M&A transaction, and subsequent follow-on capital raises. She holds a B.Sc. in Biological Sciences and is a Chartered Accountant with the Institute of Chartered Accountants in England & Wales.

“I have spent most of my career assisting emerging biopharmaceutical companies and am passionate about positioning them financially for future success,” said Gemma Brown, CFO.” I am looking forward to expanding my financial responsibilities at Vaccitech and working closely with Bill and the management team to continue to develop the company. I also want to thank Georgy for his guidance and support during our time working together.”

About Vaccitech plc

Vaccitech (“the Company”) is a clinical-stage biopharmaceutical company engaged in the discovery and development primarily of novel immunotherapies for the treatment of chronic infectious diseases, cancer, autoimmunity and diseases where the T cell arm of the immune system is believed to play an important role. The Company’s proprietary platforms include modified simian adenoviral vectors (ChAdOx1 and ChAdOx2), other viral vectors including the well-validated Modified Vaccinia Ankara (MVA) and synthetic nano-particle technologies (SNAPvax™ and Syntholytic™). The combination of different technologies in a mix and match approach (heterologous prime-boost) consistently generates significantly higher magnitudes of T cells compared with other technologies and approaches. The Company has a broad pipeline of both clinical and preclinical stage therapeutic programs to treat solid tumors, chronic viral infections, as well as a few prophylactic viral vaccine programs. Vaccitech co-invented a COVID-19 vaccine with the University of Oxford, now approved for use in many territories and exclusively licensed worldwide to AstraZeneca through Oxford University Innovation, or OUI. Vaccitech is entitled to receive a share of all milestones and royalty income received by OUI from AstraZeneca.

Forward Looking Statement

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “forward,” “continue,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward looking statements include express or implied statements regarding the Company’s future expectations, plans and prospects, and include, without limitation, statements about the Company’s leadership transition. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the leadership transition and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the second quarter of 2022 and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Vaccitech IR contact

Christopher M. Calabrese

Managing Director

LifeSci Advisors

917-680-5608

ccalabrese@lifesciadvisors.com

Kevin Gardner

Managing Director

LifeSci Advisors

617-283-2856

kgardner@lifesciadvisors.com

Vaccitech Media contacts:

Katja Stout, Scius Communications (EU)

Direct: +44 (0) 7789435990

Email: katja@sciuscommunications.com

Katie Larch / Robert Flamm, Ph.D., Burns McClellan, Inc. (U.S.)

Email: klarch@burnsmc.com / rflamm@burnsmc.com